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                                  EXHIBIT 2.3
                                  -----------

                             CERTIFICATE OF MERGER

                                       OF

                         TARGET ACQUISITION CORPORATION
                            (A DELAWARE CORPORATION)

                                 WITH AND INTO

                                MP3LIT.COM, INC.
                             (A NEVADA CORPORATION)

              UNDER SECTION 252(C) OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE


     The undersigned corporation, MP3Lit.com, Inc., a Nevada corporation, hereby certifies that:

     FIRST:   The name and state of incorporation of each of the constituent corporations is: Target Acquisition Corporation, a Delaware corporation (the "Disappearing Corporation"), and MP3Lit.com, Inc., a Nevada corporation (the "Surviving Corporation").

     SECOND: An agreement of merger has been approved, adopted, certified, executed and acknowledged by the Disappearing Corporation and by the Surviving Corporation in accordance with the provisions of Section 252(c) of the General Corporation Law of the State of Delaware.

     THIRD:   The name of the surviving corporation is MP3Lit.com, Inc.

     FOURTH: The executed agreement of merger is on file at the principal place of business of the Surviving Corporation, the address of which is as follows:

                  MP3Lit.com, Inc.
                  12302 Montana Avenue
                  Los Angeles, CA  90049
                  Attention:  President

     FIFTH:   A copy of the agreement of merger will be furnished by the
Surviving Corporation, on request and without cost, to any stockholder of the Disappearing Corporation or the Surviving Corporation.

     SIXTH:   The Surviving Corporation hereby agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the
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Disappearing Corporation, as well as for enforcement of any obligation of the
Surviving Corporation, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to
Section 262 of the Delaware General Corporation Law. The Surviving Corporation hereby irrevocably appoints the Delaware Secretary of State as its agent to accept service of process in any such suit or other proceedings. Such process may be mailed by the Secretary of State to the following address:

                  MP3Lit.com, Inc.
                  12302 Montana Avenue
                  Los Angeles, CA  90049
                  Attention:  President

     IN WITNESS WHEREOF, the undersigned has executed and subscribed to this Certificate of Merger on behalf of MP3Lit.com, Inc., a Nevada corporation, as its authorized officer, and hereby affirms, under penalties of perjury, that this Certificate of Merger is the act and deed of such corporation and that the facts stated herein are true.


Dated:  May 5, 2000           MP3LIT.COM, INC.
                              a Nevada corporation



                              /s/  Gary Hustwit
                              -----------------------------
                              Gary Hustwit, President